UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 21, 2020
Date of report (date of earliest event reported)

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Vanowen Street, Burbank, CA 91505
 (Address of principal executive offices) (Zip Code)

(800) 292-3909
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 21, 2020, MusclePharm Corporation (the “Company”) issued to Ryan Drexler, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Holder”), an amended and restated convertible secured promissory note (the “Refinanced Convertible Note”) in the original principal amount of $2,735,199, which amends and restates (i) a secured revolving promissory note dated as of October 4, 2019 (the “Revolver Note”), (ii) a collateral receipt and security agreement dated as of December 27, 2019 (the “Bond”) and (iii) a convertible secured promissory note dated as of November 8, 2017 (the “Convertible Note”, and together with the Revolver Note and the Bond, collectively, the “Prior Notes”).

The Refinanced Convertible Note bears interest at the rate of 12% per annum. Interest accrues and is to be paid in kind by adding such interest to the unpaid principal amount of the Refinanced Convertible Note, compounded annually. Both the principal and the interest under the Refinanced Convertible Note are due on November 1, 2020 (the “Maturity Date”), unless converted earlier.

On the Maturity Date, the Holder may, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a conversion price equal to the greater of (i) the closing price per share of the Common Stock on the last business date immediately preceding the Maturity Date and (ii) seventeen cents ($0.17), in each case rounded down to the nearest whole share. The Company may prepay the Refinanced Convertible Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The Refinanced Convertible Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The Refinanced Convertible Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Refinanced Convertible Note. The Refinanced Convertible Note is subordinated to certain other indebtedness of the Company.

In connection with the issuance of the Refinanced Convertible Note, the Company and Mr. Drexler entered into a Fourth Amended and Restated Security Agreement (the “Amended Security Agreement”) to amend and restate the Third Amended and Restated Security Agreement, pursuant to which the Prior Notes were secured by all of the assets and properties of the Company and its subsidiaries whether tangible or intangible, to reaffirm Mr. Drexler’s continuing first priority lien (except as to certain excluded property) granted therein.

A copy of each of the Refinanced Convertible Note and the Amended Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference as though fully set forth herein. The foregoing summary descriptions of the Refinanced Convertible Note and the Amended Security Agreement are not intended to be complete, and are qualified in their entirety by the complete text of the Refinanced Convertible Note and the Amended Security Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The Company offered and sold the Refinanced Convertible Note to the Holder in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Refinanced Convertible Note nor the underlying shares of common stock issuable thereunder have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Convertible Secured Promissory Note, dated August 21, 2020, between MusclePharm Corporation and Ryan Drexler
10.2	Fourth Amended and Restated Security Agreement, dated August 21, 2020, between MusclePharm Corporation and Ryan Drexler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer

Date: August 27, 2020

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